SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 20, 2004

BMC Industries, Inc.
(Exact name of registrant as specified in its charter)

Minnesota	1-8467	41-0169210
(State of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

7000 Sunwood Drive
Ramsey, Minnesota		55303
(Address of principal executive offices)		(Zip Code)

(763) 506-9000
(Registrant's telephone number)

Items 1-4.	Not Applicable.

Item 5.	Other Events.

The Registrant has entered into a Seventh Amended Agreement and Temporary Waiver and Deferral (the "Agreement"), dated as of May 20, 2004, with Deutsche Bank Trust Company Americas, as administrative agent for the lenders and a lender, Bank One, NA, as documentation agent and a Lender; and several banks and other financial institutions, providing an additional 60-day waiver on certain covenants that exist under the Third Amended and Restated Credit Agreement, dated September 27, 2002, as has been amended from time to time (the "Third Amended and Restated Credit Agreement").

The Agreement provides an additional extension of time, through July 15, 2004, for the Registrant to make certain scheduled principal payments and fees and defers all interest payment obligations until that date.  The Agreement also requires proceeds of sales and other cash flows to be paid to the Lender to be applied against interest and principal obligations.

A press release announcing the temporary deferral was issued on May 20, 2004, a copy of which is being filed as Exhibit 99.1 to this Form 8-K and which is incorporated herein by reference in its entirety.

Item 6.	Not Applicable.

Item 7.	Financial Statements and Exhibits.

	(a) - (b)	Not Applicable.

	(c)	Exhibits

	Exhibit	Description

	99.1	Press Release issued by BMC Industries, Inc., dated May 20, 2004.

Items 8-12.		Not Applicable.

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BMC INDUSTRIES, INC.

Dated: May 21, 2004	By:	/s/Curtis E. Petersen
Curtis E. Petersen
	Its:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description	Method of Filing

99.1	Press Release issued by BMC Industries, Inc., dated May 20, 2004	Electronic Transmission